                                                                   Exhibit 3 (c)
                                                                   -------------



               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DBCB:15-1915 (Rev 80)

     In compliance with the requirements of 15 Pa. C. S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:        C-COR Electronics, Inc.
                                    -------------------------------------

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2.   The (a) address of the corporation's current registered office in this
     Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) 60 Decibel Road               State College               PA                  16801                   Centre
         ----------------------------------------------------------------------------------------------------------------
         Number and Street             City                       State                 Zip                    County

     (b) c/o: -------------------------------------------------------------------------------------
              Name of Commercial Registered Office Provider                                                  County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law of 1933
                                                           --------------------------------------------------------------

4.   The date of its incorporation is:         June 30, 1953
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5.   (Check, and if appropriate complete, one of the following):

     X  The amendment shall be effective upon filing these Articles of Amendment in the Department of State
    ---
    --- The amendment shall be effective on: ----------------------- at ------------------------------
                                                        Date                              Hour
 6.  (Check one of the following):

     X  The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S.(S).1914(a) and (b).
    ---
    --- The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. (S). 1914(c).

7.   (Check, and if appropriate complete, one of the following):

    --- The amendment adopted by the corporation, set forth in full, is as follows:

     X  The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.
    ---
8.   (Check if the amendment restates the Articles):

    --- The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of September, 1995 .

C-COR ELECTRONICS, INC.
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                                   EXHIBIT A

                                      TO

                             ARTICLES OF AMENDMENT

                                      OF

                            C-COR ELECTRONICS, INC.


          7. The amendment adopted by the corporation, set forth in full is as follows:

          RESOLVED, that article 5(a) of C-COR Electronics, Inc.'s Amended and Restated Articles of Incorporation which presently reads as follows:

          5(a). The aggregate numbers of shares which the Corporation should have authority to issue is:

          Eight Million (8,000,000) shares of Common Stock having a par value of $.10 (ten cents) per share and Two Million (2,000,000) shares of Preferred Stock, no par value per share.be amended to read in full as follows:

          5(a). The aggregate number of shares which the corporation should have authority to issue is:

          Twenty Four Million (24,000,000) shares of Common Stock having a par value of $.10 (ten cents) per share and Two Million (2,000,000) shares of Preferred Stock, no par value per share.